Exhibit 99.1

BAY BRIDGE FOOD AND PRODUCE COMPANY.

SUBSCRIPTION AGREEMENT

Bay Bridge Food and Produce Company

3550 South Harlan Street, Suite. 284,

Denver, CO 80235.

Ladies and Gentlemen:

1.

Subscription. The undersigned (the "Purchaser"), intending to be legally bound, hereby agrees to purchase from Bay Bridge Food and Produce Company. (the "Company") Shares of the Company's par value $0.001 common stock at a price of ten cents ($0.10) per Share (the "Shares"). This subscription is •submitted to you in accordance with and subject to the terms and conditions described in this Subscription Agreement, as amended or supplemented from time to time, including all attachments, schedules and exhibits thereto (the “Agreement”) , relating to the offering (the "Offering") by the Company of $50,000.

The terms of the Offering are more completely described in the Agreement and such terms are incorporated herein in their entirety. Certain terms used but not otherwise defined herein shall have the respective meanings provided in the Agreement.

2.

Payment. The Purchaser encloses herewith, cash, check payable to, or will immediately make a wire transfer payment to Bay Bridge Food and Produce Company. in the full amount of the purchase price of the shares being subscribed for. Such funds will be held for the Purchaser's benefit, and will be returned promptly, without interest, penalty, expense or deduction if this Agreement is not accepted by the Company or the Offering is terminated pursuant to its terms or by the Company. Together with the check for, or wire transfer of, the full purchase price, the Purchaser is delivering a completed and executed signature page of this Agreement.

3.

Acceptance of Subscription. The Purchaser understands and agrees that the Company reserves the right to accept or reject this or any other subscription for shares, in whole or in part, and in any order, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this  Agreement. If this subscription is rejected in whole or the Offering is terminated, all funds received from the Purchaser will be returned without interest, penalty, expense or deduction, and this  Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, and in any order, the funds for the rejected portion of this subscription will be returned without interest, penalty, expense or deduction, and this  Agreement will continue in full force and effect to the extent this subscription was accepted.

4.

Representations and Warranties. The Purchaser hereby represents, warrants, acknowledges and agrees as follows:

(a)

The Shares offered pursuant to the Agreement are not registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. The Purchaser understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder, based, in part, upon the representations, warranties and agreements of the Purchaser contained in this  Agreement;

(b)

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved the Shares, or passed upon or endorsed the merits of the Offering or confirmed the accuracy or determined the adequacy of the Agreement. The Agreement has not been reviewed by any Federal, state or other regulatory authority;

(c)

All documents, records and books pertaining to the investment in the shares (including, without limitation, the Agreement) have been made available for inspection by the Purchaser and the Advisors, if any;

(d)

In evaluating the suitability of an investment in the Company, the Purchaser has not relied upon any representation or other information (oral or written) other than as stated in the Agreement;

(e)

The Purchaser is unaware of, is in no way relying on, and did not become aware of the offering of the Shares through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Shares and is not subscribing for Shares and did not become aware of the offering of the Shares through or as a result of any seminar or meeting to which the

Purchaser was invited by, or any solicitation of a subscription by, a person not previously known to the Purchaser in connection with investments in securities generally;

(f)

The Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this  Agreement or the transactions contemplated hereby;

(g)

The Purchaser, together with its Advisors, if any, have such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable them to utilize the information made available to them in connection with the offering of the shares to evaluate the merits and risks of an investment in the shares and the Company and to make an informed investment decision with respect thereto;

(h)

The Purchaser is not relying on the Company or any of its employees or agents with respect to the legal, tax, economic and related considerations as to an investment in the Shares, and the Purchaser has relied on the advice of, or has consulted with, only his own Advisors;

(i)

The Purchaser is acquiring the Shares solely for the Purchaser's own account for investment and not with a view to resale, assignment or distribution thereof, in whole or in part. The Purchaser has no agreement or arrangement, formal or informal, with any person to sell or transfer any of the Shares, and the Purchaser has no plans to enter into any such agreement or arrangement;

(j)

The Purchaser must bear the substantial economic risks of the investment in the Shares indefinitely because none of the securities may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from such registration is available. Legends shall be placed on the Shares to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in the Company's stock books. Stop transfer instructions will be placed with the transfer agent of the Shares. Although the Company has the obligation to register for resale the Shares (see Exhibit A hereto), there can be no assurance that such registration will be completed within the time frames required by the Company, or at all. It is not anticipated that there will be any market for resale of the Shares, and such Shares will not be freely transferable at any time in the foreseeable future;

(k)

The Purchaser has adequate means of providing for such Purchaser's current financial needs and foreseeable contingencies and has no need for liquidity of the investment in the Shares for an indefinite period of time;

(l)

Empty by design

(m)

The Purchaser meets the requirements of at least one of the suitability standards for an "accredited investor" as set forth on the investor Questionnaire or, if the Purchaser does not meet such standards, the Purchaser has completed the non-accredited investor section of such questionnaire.

(n)

The Purchaser: (i) if a natural person, represents that the Purchaser has reached the age of 21 and has full power and authority to execute and deliver this  Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, limited liability company or partnership, association, joint stock company, trust, unincorporated organization or other entity, such entity was not formed for the specific purpose of acquiring the Shares, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this  Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Shares, the execution and delivery of this  Agreement has been duly authorized by all necessary action, this  Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; and (iii) if executing this  Agreement in a representative or fiduciary capacity, it has full power and authority to execute and deliver this  Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, limited liability company or limited liability partnership, or other entity for whom the Purchaser is executing this  Agreement, and such individual, ward, partnership, trust, estate, corporation, limited liability company or partnership, or other entity has full right and power to perform pursuant to this  Agreement and make an investment in the Company, and that this  Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this  Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound;

(o)

The Purchaser represents to the Company that any information which the undersigned has heretofore furnished or furnishes herewith to the

Company is complete and accurate and may be relied upon by the Company in determining the availability of an exemption from registration under Federal and state securities laws in connection with the offering of securities as described in the Agreement. The Purchaser further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company's issuance of the securities contained in the Units;

(p)

The Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. The Purchaser's overall commitment to investments which are not readily marketable is not excessive in view of its net worth and financial circumstances and the purchase of the Shares will not cause such commitment to become excessive. The investment is a suitable one for the Purchaser;

(q)

No oral or written representations have been made, or oral or written information furnished, to the Purchaser or the Advisors, if any, in connection with the offering of the Shares or as to the Company, which are in any way inconsistent with the information contained in the Agreement;

(r)

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED -UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. ALTHOUGH THE COMPANY HAS AN OBLIGATION TO REGISTER FOR RESALE THE SHARES OF COMMON STOCK UNDERLYING THE SECURITIES UNDER CERTAIN CIRCUMSTANCES, THERE CAN BE NO ASSURANCE THAT SUCH REGISTRATION WILL BE COMPLETED WITHIN THE TIME FRAMES REQUIRED, OR AT ALL. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

5.

Irrevocability; Binding Effect. The Purchaser hereby acknowledges and agrees that the subscription hereunder is irrevocable by the Purchaser, except as required by applicable law, and that this  Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the covenants, agreements, representations, warranties, and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person's heirs, executors, administrators, successors, legal representatives and permitted assigns.

6.

Modification. This  Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

7.

Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, sent by nationwide overnight courier or delivered against receipt to the party to whom it is to be given (a) if to Company, at the address set forth above, or (b) if to the Purchaser, at the address set forth on the signature page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice or other communication given by certified mail shall be deemed given at the time that it is signed for by the recipient except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice or other communication given by nationwide overnight courier shall be deemed given the next business day following being deposited with such courier.

8.

Assignability. This  Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser and the transfer or assignment of the Shares or the underlying securities shall be made only in accordance with all applicable laws.

9.

Non-Assessable.  In order to be issued, the shares must be fully paid and be non-assessable.

10.

Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York relating to contracts entered into and to be performed wholly within such State.

11.

Use of Pronouns, All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

12.

Miscellaneous.

(a)

This Agreement and its exhibits and schedules constitutes the entire agreement between the Purchaser and the Company with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b)

The Purchaser's covenants, agreements, representations and warranties made in this Agreement shall survive the execution and delivery hereof and delivery of the Shares.

(c)

Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

(d)

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(e)

Each provision of this  Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this  Agreement.

(f)

Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

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Bay Bridge Food and Produce Company.

SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT

EXECUTION OF THIS AGREEMENT BY ANY PURCHASER SHALL BE DEEMED TO CONSTITUTE ACKNOWLEDGEMENT AND ACCEPTANCE OF THE TERMS OF REGISTRATION RIGHTS ANNEXED HERETO AS EXHIBIT A BY SUCH PURCHASER.

Subscriber hereby subscribes for a total of _______Shares, at a purchase price of $

Date (NOTE: To be completed by subscriber): ____________________, 2012. If the purchaser is an INDIVIDUAL, or if the purchasers are INDIVIDUALS who have purchased as JOINT TENANTS, as JOINT TENANTS with RIGHT OF SURVIVORSHIP, as TENANTS IN COMMON, or as COMMUNITY PROPERTY:

Print Names(s)

Social Security Number(s)

Signature(s) of Investor(s)

Joint Signature

Date

Address

If the purchaser is a PARTNERSHIP, CORPORATION, TRUST, LIMITED LIABILITY COMPANY or LIMITED LIABILITY PARTNERSHIP:

Name of Partnership, Corporation, Trust, Limited Liability Company or Limited Liability Partnership	Federal Taxpayer Identification Number

Address:

By: ________________________

Name: ____________________State of Organization

Title: ____________________

SUBSCRIPTION FOR ___________SHARES ACCEPTED AND AGREED TO this ____ day of _________ 2012.

Bay Bridge Food and Produce Company.

By: ________________________

Name: Title: ________________________